Exhibit 10.9

TRADEMARK LICENSE AGREEMENT

by and between

FRIEDMAN, BILLINGS, RAMSEY GROUP, INC.

and

FBR CAPITAL MARKETS CORPORATION

dated as of July 20, 2006

TRADEMARK LICENSE AGREEMENT

This TRADEMARK LICENSE AGREEMENT (“Agreement”) dated as of the 20th day of July, 2006 (the “Effective Date”) is entered into by and between FRIEDMAN, BILLINGS, RAMSEY GROUP, INC., a Virginia corporation (“Licensor”) and FBR CAPITAL MARKETS CORPORATION, a Virginia corporation (“Licensee”) (each of Licensor and Licensee a “Party” and collectively, the “Parties”).

WHEREAS, Licensor is the owner of the service mark, corporate and trade name “Friedman Billings Ramsey” and “FBR” (each of “Friedman Billings Ramsey” and “FBR” a “Mark” and collectively, the “Marks”);

WHEREAS, Licensee is an investment banking, institutional brokerage and asset management firm recently formed as a Virginia corporation (the “Licensee Business”); and

WHEREAS, Licensee desires to use the Marks in connection with the operation of the Licensee Business in the United States, and Licensor is willing to permit Licensee to use the Marks, subject to the terms and conditions herein.

NOW, THEREFORE, in consideration of the premises and the mutual promises and covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereto agree as follows:

Article 1. Grant of Rights. Subject to the terms and conditions herein, Licensor hereby grants to Licensee, for itself and its subsidiaries, a paid-up, non-exclusive, non-transferable right and license, under Licensor’s right, title and interest in the Marks, to use either of the Marks in the United States solely in connection with the Licensee Business, solely (i) as part of the corporate names FBR Capital Markets Corporation, Friedman, Billings, Ramsey & Co., Inc., Friedman, Billings, Ramsey International, Ltd., FBR Investment Management, Inc. and FBR Fund Advisers, Inc. (the “Corporate Names”); and (ii) as a corporate name, trade name or domain name. Licensor acknowledges that Licensee may conduct the Licensee Business, make investments or have shareholders outside the United States, and any implied “use” of the Corporate Names or the Marks due to this fact shall not violate this Agreement, but is subject to Article 6. All rights not expressly granted to Licensee in this Article 1 are reserved to Licensor.

Article 2. Ownership. The Parties agree that Licensor is the sole owner of the Marks. Licensee agrees not to directly or indirectly challenge or contest the validity of, or Licensor’s rights in the Marks (and the associated goodwill), including without limitation, arising out of or relating to any third-party claim, allegation, action, demand, proceeding or suit (“Action”) regarding enforcement of this Agreement or involving any third party. The Parties intend that any and all goodwill in the Marks arising from Licensee’s use of the Corporate Names or the Marks shall inure solely to the benefit of the Licensor. Notwithstanding the foregoing, in the event that Licensee is deemed to own any rights in the Marks (or the Marks portion of the Corporate Names), Licensee hereby assigns such rights to the Licensor.

Article 3. Use of the Marks.

Section 3.1. Licensee agrees to maintain and preserve the quality of the Marks, and to use the Corporate Names and Marks in good faith and in a dignified manner, in a manner consistent with Licensor’s high standards of and reputation for quality, and in accordance with good trademark practice wherever the Corporate Names or Marks are used. Licensee shall not take any action that could be detrimental to the Marks, the Corporate Names or their associated goodwill. If Licensor decides in its sole discretion to register the Marks or Corporate Names, Licensee agrees to affix all such trademark notices as may be requested by Licensor or required under applicable laws.

Section 3.2. Upon request by Licensor, Licensee shall furnish to Licensor’s representative samples of all advertising and promotional materials in any media that are used in connection with the Corporate Names or the Marks. Licensee shall make any changes to such materials that Licensor requests to comply with Section 3.1, or preserve the validity of, or Licensor’s rights in, the Marks.

Section 3.3. Licensee shall, at its sole expense, comply at all times with all applicable laws, regulations, exchange and other rules and reputable industry practice pertaining to the Licensee Business and the use of the Corporate Names and Marks.

Article 4. Termination.

Section 4.1. The term of this Agreement (“Term”) commences on the Effective Date and continues in perpetuity, unless termination occurs pursuant to the other provisions of this Article 4.

Section 4.2. If Licensor materially breaches one or more of its obligations hereunder, Licensee may terminate this Agreement, effective upon written notice, if Licensor does not cure such breach within 30 days of written notice thereof (or any mutually-agreed extension). If Licensee materially breaches one or more of its obligations hereunder, Licensor may terminate this Agreement, effective upon written notice, if Licensee does not cure such breach within 30 days of written notice thereof (or any mutually-agreed extension). Licensor may terminate this Agreement immediately, effective upon written notice, if Licensee violates Article 7.

Section 4.3. Licensor has the right to terminate this Agreement immediately upon written notice to Licensee if (i) Licensee makes an assignment for the benefit of creditors; (ii) Licensee admits in writing its inability to pay debts as they mature; (iii) a trustee or receiver is appointed for a substantial part of Licensee’s assets and (iv) to the extent termination is enforceable under applicable law, a proceeding in bankruptcy is instituted against Licensee which is acquiesced in, is not dismissed within 60 days, or results in an adjudication of bankruptcy.

Section 4.4. If an event described in Section 5 occurs, Licensor shall have the right, in addition to their other rights and remedies, to suspend Licensee’s rights regarding the Corporate Names and Marks while Licensee attempts to remedy the situation.

Section 4.5. Upon termination of this Agreement for any reason, (i) Licensee shall immediately cease all use of the Corporate Names (except for limited transitional use of the Corporate Names, for a period of 30 days if Licensor consents) and destroy all materials or forms bearing the Marks; (ii) the Parties shall cooperate so as to best preserve the value of the Corporate Names; and (iii) Sections 6.4, 6.5, 6.6 and 6.7 shall survive any such event.

Article 5. Infringement, Protection and Quality Control.

Section 5.1. Licensee agrees to notify Licensor promptly after it becomes aware of any actual or threatened infringement, imitation, dilution, misappropriation or other unauthorized use or conduct in derogation (“Infringement”) of either Mark. Licensor shall have the sole right to bring any Action to remedy the foregoing (or to refrain from taking any Action in its sole discretion), and Licensee shall cooperate with Licensor in same, at Licensor’s expense.

Section 5.2. Licensee shall, at its expense, cooperate fully and in good faith with Licensor for the purpose of securing, preserving and protecting Licensor’s rights in and to its Marks. At the request of Licensor, and at Licensee’s expense, Licensee shall execute and deliver to Licensor any and all documents and do all other acts and things which Licensor deems necessary or appropriate to make fully effective or to implement the provisions of this Agreement relating to the ownership, registration, maintenance or renewal of Licensor’s Marks. Licensee hereby appoints Licensor and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with irrevocable power and authority in place and stead of Licensee and in the name of Licensee or in its own name, for the purposes of carrying out the terms of this Agreement with respect to Licensor’s Marks. Licensor shall have sole control and discretion over the prosecution and maintenance of its Marks and shall take or refrain from taking all actions it deems necessary and/or reasonable to protect its Marks.

Section 5.3. Licensee acknowledges that all services provided under the Marks pursuant to the terms of this Agreement must be of sufficiently high quality to protect the Marks and the goodwill symbolized thereby. In order to preserve the inherent value of the Marks, Licensee shall ensure that it maintains the quality of the Licensee Business and the operation thereof at least equal to the standards prevailing in the operation of Licensor’s business and the Licensee Business as of the date of this Agreement. Licensee further agrees to use the Marks in accordance with such quality standards as may be reasonably established by Licensor and communicated to Licensee from time to time in writing, or as may be agreed to by Licensor and Licensee from time to time in writing. Licensee shall obtain Licensor’s prior written approval over the style and manner in which Licensor’s Marks are used and shall use the Marks only in a style and manner commensurate with the current standards and reputation for quality associated with the Marks. Upon Licensor’s request, Licensee shall submit to Licensor, for Licensor’s review, a representative number of samples of materials used by Licensee bearing Licensor’s Mark. If Licensor requests any modifications to such materials, Licensee shall make all such modifications specified by such Licensor within a reasonable period of time thereafter and shall provide Licensor with samples of such materials for Licensor’s review. Licensee agrees not to register or attempt to register in any jurisdiction any trademark or service mark that could reasonably be deemed to resemble or be confusingly similar to either Mark or which could reasonably be deemed to dilute either Mark, including without limitation any trademark or service mark which incorporates either Mark. Licensee shall permit Licensor or its duly authorized representative, upon reasonable notice, to inspect and review all business locations and materials of Licensee and any and all uses of the Marks for the purposes of assuring the services meet Licensor’s quality standards as contemplated herein.

Article 6. Representations and Warranties.

Section 6.1. Licensor represents and warrants to Licensee that:

(a) This Agreement is a legal, valid and binding obligation of Licensor, enforceable against Licensor in accordance with its terms, subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights and remedies generally, and subject, as to enforceability, to the effect of general principles of equity (regardless of whether enforcement is considered in a proceeding at law or in equity);

(b) Licensor is not subject to any judgment, order, injunction, decree or award of any court, administrative agency or governmental body that would or might interfere with its performance of any of its material obligations hereunder; and

(c) Licensor has full power and authority to enter into and perform its obligations under this Agreement in accordance with its terms.

Section 6.2. Licensee represents and warrants to Licensor that:

(a) This Agreement is a legal, valid and binding obligation of Licensee, enforceable against Licensee in accordance with its terms, subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights and remedies generally, and subject, as to enforceability, to the effect of general principles of equity (regardless of whether enforcement is considered in a proceeding at law or in equity);

(b) Licensee is not subject to any judgment, order, injunction, decree or award of any court, administrative agency or governmental body that would or might interfere with its performance of any of its material obligations hereunder; and

(c) Licensee has full power and authority to enter into and perform its obligations under this Agreement in accordance with its terms.

Section 6.3. EXCEPT AS EXPRESSLY SET FORTH IN SECTION 6.4, LICENSOR MAKES NO REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, WITH RESPECT TO THIS AGREEMENT, THE MARKS OR THE CORPORATE NAMES, AND EXPRESSLY DISCLAIMS ALL SUCH REPRESENTATIONS AND WARRANTIES, INCLUDING ANY WITH RESPECT TO TITLE, NON-INFRINGEMENT, MERCHANTABILITY, VALUE, RELIABILITY OR FITNESS FOR USE. LICENSEE’S USE OF THE MARKS AND THE CORPORATE NAMES IS ON AN “AS IS” BASIS AND IS AT ITS OWN RISK (I) OUTSIDE THE UNITED STATES AND (II) EXCEPT AS EXPRESSLY SET FORTH HEREIN, WITHIN THE UNITED STATES.

Section 6.4. Licensor will defend at Licensor’s expense, indemnify and hold harmless Licensee and its affiliates and its respective directors, officers, employees, agents and representatives (“Related Parties”) from any loss, liability, damage, award, settlement, judgment, fee, cost or expense (including reasonable attorneys’ fees and costs of suit) (“Losses”) arising out of or relating to (i) any breach by Licensor of this Agreement or its warranties, representations, covenants and undertakings hereunder; or (ii) any third-party Action against any Related Party that arises out of or relates to any claim that Licensee’s use of the Corporate Names or Marks as expressly authorized hereunder infringes the rights of a third party within the United States.

Section 6.5. Licensee will defend at its expense, indemnify and hold harmless Licensor and its respective affiliates and its respective Related Parties from any Losses arising out of or relating to any third-party Action against any of them that arises out of or relates to (i) any breach by Licensee of this Agreement or its warranties, representations, covenants and undertakings hereunder; (ii) Licensee’s operation of the Licensee Business; or (iii) any claim that Licensee’s use of the Corporate Names or Marks, other than as explicitly authorized by this Agreement, infringes the rights of a third party anywhere in the world.

Section 6.6. The indemnified Party will promptly notify the indemnifying Party in writing of any indemnifiable claim and promptly tender its defense to the indemnifying Party. Any delay in such notice will not relieve the indemnifying Party from its obligations to the extent it is not prejudiced thereby. The indemnified Party will cooperate with the indemnifying Party at the indemnifying Party’s expense. The indemnifying Party may not settle any indemnified claim in a manner that adversely affects the indemnified Party without its consent (which shall not be unreasonably withheld or delayed). The indemnified Party may participate in its defense with counsel of its own choice at its own expense.

Section 6.7. EXCEPT FOR A PARTY’S WILLFUL MISCONDUCT, NO PARTY WILL BE LIABLE TO ANOTHER PARTY FOR SPECIAL, INDIRECT, CONSEQUENTIAL, EXEMPLARY, PUNITIVE OR INCIDENTAL DAMAGES (INCLUDING LOST PROFITS OR GOODWILL, BUSINESS INTERRUPTION AND THE LIKE) RELATING TO THIS AGREEMENT, EVEN IF IT HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

Article 7. Assignments. Licensee may not assign, sublicense, pledge, mortgage or otherwise encumber this Agreement or its right to use the Marks or the Corporate Names, in whole or in part, without the prior written consent of Licensor in its sole discretion. For the avoidance of doubt, a change of control of Licensee shall be deemed an “assignment” requiring such consent, regardless of whether Licensee is the surviving entity. Pursuant to 11 U.S. 365(c)(1)(A) (as it may be amended from time to time, and including any successor to such provision), in the event of bankruptcy of the Licensee, this Agreement may not be assigned or assumed by Licensee (or any successor thereto) and Licensor shall be excused from rendering performance to, or accepting performance from, Licensee or any successor thereto. Licensee acknowledges that its identity is a material condition that induced Licensor to enter into this Agreement. Any attempted action in violation of the foregoing shall be null and void ab initio and of no force or effect, and shall result in immediate termination of this Agreement. For purposes of this agreement, the term “change of control” means the occurrence of any of the following: (i) the sale, lease or transfer, in one or a series of related transactions, of all or substantially all of the assets of Licensee, taken as a whole, to any Person other than Licensor, as recommended or any of its respective affiliates; or (ii) the acquisition by any Person or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Securities Exchange Act of 1934 (the “Exchange Act”), or any successor provision), including any group acting for the purpose of acquiring, holding or disposing of securities (within the meaning of Rule 13d-5(b)(1) under the Exchange Act), other than Licensor or any of its respective affiliates, in a single transaction or in a related series of transactions, by way of merger, consolidation or other business combination or purchase of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision) of more than 50% or more of the total voting power of the voting capital interests of Licensee. For purposes of this Agreement, the term “Person” means any individual, corporation, partnership, joint venture, limited liability company, estate, trust, unincorporated association, any federal, state, county or municipal government or any bureau, department or agency thereof and any fiduciary acting in such capacity on behalf of any of the foregoing.

Article 8. Miscellaneous.

Section 8.1. All notices hereunder shall be in writing and hand delivered or mailed by registered or certified mail (return receipt requested) or nationally recognized overnight courier service or facsimile with delivery confirmed to the following addresses (or at such other addresses as shall be specified by like notice) and will be deemed given on the date received:

LICENSORS:

Friedman, Billings, Ramsey Group, Inc.

1001 North Nineteenth Street

Arlington, VA 22209

Attention: Chief Legal Officer

Facsimile: (703) 469-1040

LICENSEE:

FBR Capital Markets Corporation

1001 North Nineteenth Street

Arlington, VA 22209

Attention: Chief Financial Officer

Facsimile: (703) 312-9500

Section 8.2. Further Assurances. Licensor and Licensee agree to execute such further documentation and perform such further actions, including the recordation of such documentation with appropriate authorities, as may be reasonably requested by the other Party hereto to evidence and effectuate further the purposes and intents set forth in this Agreement.

Section 8.3. Entire Agreement/Construction. This Agreement shall constitute the entire agreement between the Parties with respect to the subject matter hereof and shall supersede all previous negotiations, commitments and writings with respect to such subject matter.

Section 8.4. Amendments. This Agreement, including this provision of this Agreement, may not be modified or amended except by an agreement in writing signed by each of the Parties hereto.

Section 8.5. Cumulative Rights; Waiver. All rights and remedies which Licensors or Licensee may have hereunder or by operation of law are cumulative, and the pursuit of one right or remedy shall not be deemed an election to waive or renounce any other right or remedy. The failure of Licensors or Licensee to require strict performance by the other Party of any provision in this Agreement will not waive or diminish that Party’s right to demand strict performance thereafter of that or any other provision hereof.

Section 8.6. Severability. The Parties agree that each provision of this Agreement shall be construed as separable and divisible from every other provision. The unenforceability of any one provision shall not limit the enforceability, in whole or in part, of any other provision hereof. If any term or provision of this Agreement (or the application thereof to any Party or set of circumstances) shall be held invalid or unenforceable in any jurisdiction and to any extent, it shall be ineffective only to the extent of such invalidity or unenforceability and shall not invalidate or render unenforceable any other terms or provisions of this Agreement (or such applicability thereof). In such event, the Parties shall negotiate in good faith a valid, enforceable, applicable substitute provision that attempts as closely as possible to achieve the intended purpose of the previous term or provision and has an effect as comparable as possible on the Parties’ respective positions.

Section 8.7. Governing Law/Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Virginia applicable to contracts made and to be performed entirely in the Commonwealth of Virginia. The Parties agree, for the purposes of any action arising out of or related to this Agreement, to commence any such action solely in the state or federal courts located in the Commonwealth of Virginia.

Section 8.8. Construction. Titles and headings to sections herein are inserted for the convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement. This Agreement shall be construed as if drafted jointly by the Parties.

Section 8.9. Separate Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more such counterparts have been signed by each of the Parties and delivered to the other Parties. Delivery of an executed signature page of this Agreement by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof.

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IN WITNESS WHEREOF, the Parties hereto have executed this Agreement, effective as of the date first above written.

LICENSOR:
FRIEDMAN, BILLINGS, RAMSEY GROUP, INC.

By:	/s/ Kurt R. Harrington
Name: Kurt R. Harrington
Title: SVP, CFO and Treasurer

LICENSEE:
FBR CAPITAL MARKETS CORPORATION

By:	/s/ William J. Ginivan
Name: William J. Ginivan
Title: SVP, General Counsel and Secretary